U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                       FORM 8-K


                                     CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): September 25, 2005

                                      GAMEZNFLIX, INC
                   (Exact Name of Company as Specified in Its Charter)

          Nevada                      0-29113                 54-1838089
 (State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)

           1535 Blackjack Road, Franklin, Kentucky              42134
           (Address of Principal Executive Offices)           (Zip Code)

        Company's telephone number, including area code:  (270) 598-0385


           Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On September 25, 2005, the Company entered into an Employment Agreement with John J. Fleming, its chief executive officer (see
Exhibit 10.1). Under the terms of this agreement, the Company will pay Mr. Fleming an annual salary of $200,000 (with a 15% annual increase during the term of the agreement as established by the board of directors) and provide certain benefits as set forth in the agreement. In the event that the boards of directors vote to remove
Mr. Fleming from employment by the Company, he would receive certain compensation, including restricted shares of common stock of the Company.

     On September 25, 2005, the Company also entered into an Employment Agreement with Donald N. Gallent, its president (see
Exhibit 10.2). Under the terms of this agreement, the Company will pay Mr. Gallent an annual salary of $175,000 (with a 15% annual increase during the term of the agreement as established by the board of directors) and provide certain benefits as set forth in the agreement. In the event that the board of directors votes to remove
Mr. Gallent from employment by the Company, he would receive certain compensation, including restricted shares of common stock of the Company.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.


                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GameZnFlix, Inc.



Dated: September 27, 2005              By: /s/ John J. Fleming
                                       John J. Fleming, Chief
                                       Executive Officer

                                   EXHIBIT INDEX

Number               Description

10.1    Employment Agreement between the Company and John J.
        Fleming, dated September 25, 2005 (filed herewith).

10.2    Employment Agreement between the Company and Donald N.
        Gallent, dated September 25, 2005 (filed herewith).